UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2017
Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Annual Incentive Plan

On July 25, 2017, the Board of Directors (the “Board”) of Stone Energy Corporation (the “Company”) approved the Stone Energy Corporation 2017 Annual Incentive Compensation Plan (the “2017 Annual Incentive Plan”) for all salaried employees of the Company, including Kenneth H. Beer, Keith A. Seilhan and Lisa S. Jaubert. The 2017 Annual Incentive Plan is a performance-based incentive program that provides award opportunities based on the Company’s annual performance in six performance measures: (i) production, (ii) lease operating expense, (iii) EBITDA, (iv) 2017 fourth quarter actual SG&A expense, (v) reserves/resource enhancement and (vi) safety and environmental compliance. The target annual award opportunity for each of Messrs. Beer and Seilhan and Ms. Jaubert is 100% of the executive officer’s base salary. The 2017 Annual Incentive Plan will be administered by the Compensation Committee of the Board, and the plan and any award thereunder is subject to Compensation Committee and Board discretion. The 2017 Annual Incentive Plan replaces the Company’s 2005 Annual Incentive Compensation Plan.

Retention Award Agreement

On July 25, 2017, the Board approved retention awards and the form of Stone Energy Corporation Retention Award Agreement (the “Retention Award Agreement”) and authorized the Company to enter into Retention Award Agreements with Messrs. Beer and Seilhan and Ms. Jaubert. The Retention Award Agreement provides for a retention award to each of Messrs. Beer and Seilhan and Ms. Jaubert equal to one-half of the executive officer’s base salary to be paid in a lump sum cash payment within 30 days of the earliest to occur of (i) the first anniversary of the execution of the Retention Award Agreement subject to the executive officer remaining employed by the Company or a subsidiary of the Company on such date, (ii) a change in control of the Company or (iii) a termination of the executive officer’s employment with the Company (a) due to death, (b) by the Company without “cause” or (c) by the executive officer for “good reason.”

Executive Severance Plan

On July 25, 2017, the Board approved the Stone Energy Corporation Executive Severance Plan (the “Executive Severance Plan”), which provides for the payment of severance and change in control benefits to Messrs. Beer and Seilhan and Ms. Jaubert. Pursuant to the Executive Severance Plan, if Messrs. Beer or Seilhan or Ms. Jaubert is terminated (i) by the Company without “cause” or (ii) by the executive officer for “good reason” (each, an “Involuntary Termination”) the executive officer will receive (i) a lump sum cash payment in an amount equal to 1.5x the executive officer’s annual base salary, (ii) a lump sum cash payment equal to 100% of the executive officer’s annual bonus opportunity, at target, prorated by the number of days that have elapsed from January 1 of that calendar year, (iii) six months of health benefit continuation for the executive officer and the executive officer’s dependents, (iv) accelerated vesting of any outstanding and unvested equity awards, (v) certain outplacement services and (vi) any unpaid portion of the executive officer’s annual pay as of the date of the Involuntary Termination. The Executive Severance Plan replaces the Stone Energy Corporation Executive Severance Plan dated December 13, 2016.

Executive officers of the Company have not been granted equity-based awards under the Stone Energy Corporation 2017 Long-Term Incentive Plan for the 2017 calendar year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: July 31, 2017	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel and Secretary